UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2022

The Marygold Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

Nevada	000-29913	90-1133909
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

120 Calle Iglesia, Unit B
San Clemente, CA 92672
(Address of Principal Executive Offices)

Tel. (949) 429-5370
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common Stock, par value $0.001 per share	MGLD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

On August 9, 2022, The Marygold Companies, Inc. (the “Company”) issued a press release titled, “The Marygold Companies to Participate in Sidoti Micro-Cap Virtual Conference” announcing that Nicholas Gerber, Chief Executive Officer, and David Neibert, Chief Operations Officer, will present virtually at the Sidoti Micro-Cap Conference on August 17, 2022, at 10:45 a.m. The press release also stated that the Company will host one-one-one investor meetings on August 17th and 18th. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2022

THE MARYGOLD COMPANIES, INC.

/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer